Exhibit 99.2

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

SUPPLEMENTAL DATA

RECONCILIATION OF NET EARNINGS TO EBITDA

In Thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of net earnings to EBITDA:
Net earnings	$520	$826	$1,077	$1,105
Income tax expense	279	131	818	614
Earnings before income taxes	799	957	1,895	1,719
Interest expense	214	259	661	937
Depreciation	1,959	2,030	5,799	6,353
EBITDA	$2,972	$3,246	$8,355	$9,009

We define EBITDA as earnings before interest, taxes, depreciation and amortization.  EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations and we believe that EBITDA provides useful information to investors.  EBITDA should not be construed as an alternative to net earnings (as an indicator of our operating performance) as determined in accordance with accounting principles generally accepted in the United States of America. Not all companies calculate EBITDA in the same manner, and EBITDA as presented by Dover Downs Gaming & Entertainment, Inc. may not be comparable to similarly titled measures presented by other companies.